     As filed with the Securities and Exchange Commission on October 5, 2001
                                                      Registration No. 333-80957
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                                   CONOCO INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                         51-0370352
    (State or other jurisdiction of                          (I.R.S. Employer
    incorporation or organization)                          Identification No.)


        600 NORTH DAIRY ASHFORD                                    77079
            HOUSTON, TEXAS                                      (Zip Code)
(Address of Principal Executive Offices)

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                    THRIFT PLAN FOR EMPLOYEES OF CONOCO INC.
             CONOCO INC. SALARY DEFERRAL & SAVINGS RESTORATION PLAN
                            (Full title of the plans)

                                   ----------

                              R.A. HARRINGTON, ESQ.
                SENIOR VICE PRESIDENT, LEGAL, AND GENERAL COUNSEL
                                   CONOCO INC.
                             600 NORTH DAIRY ASHFORD
                              HOUSTON, TEXAS 77079
                     (Name and address of agent for service)

                                 (281) 293-1000
          (Telephone number, including area code, of agent for service)

                                   ----------

                                EXPLANATORY NOTE

         Conoco Inc. (the "Registrant") filed a Registration Statement on Form S-8 on June 17, 1999 (Registration No. 333-80957) to register shares of the Registrant's Class B common stock, par value $.01 per share (the "Class B Common Stock"), for issuance pursuant to the Thrift Plan for Employees of Conoco Inc., as amended, and the Conoco Inc. Salary Deferral & Savings Restoration Plan, as amended (the "Plans"). On October 8, 2001, Conoco Delaware I, Inc., a wholly owned subsidiary of the Registrant ("Merger Sub"), will merge with and into the Registrant (the "Merger") pursuant to the Agreement and Plan of Merger, dated as of July 17, 2001, as amended and restated in its entirety as of July 31, 2001, between the Registrant and Merger Sub. In connection with the Merger, each share of the Registrant's Class A common stock, par value $.01 per share, and Class B common stock will be converted into one share of new common stock, par value $.01 per share (the "Common Stock"). Issuances of shares pursuant to the Plans after the effective time of the Merger will consist of shares of Common Stock rather than Class B Common Stock.

         Of the 14,000,000 shares of Class B Common Stock registered in connection with the Plans, 5,777,287 shares of Class B Common Stock (the "Unissued Shares") have not been sold. Contemporaneously with the filing of this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8, the Registrant is filing a Registration Statement on Form S-8 to register shares of its Common Stock for issuance pursuant to the Plans.

         In accordance with Rule 457(p) promulgated under the Securities Act of 1933 and Securities and Exchange Commission Release No. 33-7943, this Post-Effective Amendment No. 1 is hereby filed in connection with the offset of the registration fees paid for the Unissued Shares from the Registration Statement on Form S-8 previously filed for the Plans to the Registration Statement on Form S-8 for the Plans that is being filed contemporaneously with the filing of this Post-Effective Amendment No. 1.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 5, 2001.

                           CONOCO INC.



                           By: /s/ Rick A. Harrington
                               -------------------------------------------------
                               Rick A. Harrington
                               Senior Vice President, Legal, and General Counsel


                                POWER OF ATTORNEY

         Each person whose signature appears below appoints Archie W. Dunham, Chairman, President and Chief Executive Officer of Conoco, Robert W. Goldman, Senior Vice President, Finance, and Chief Financial Officer of Conoco, and Rick
A. Harrington, Senior Vice President, Legal, and General Counsel of Conoco, and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent or agents, each of whom shall be authorized to act with or without the other, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in his or her capacity as a director or officer or both, as the case may be, of Conoco, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and all documents or instruments necessary or appropriate to enable Conoco to comply with the Securities Act, and to file the same with the Commission, with full power and authority to each of said attorneys-in-fact and agents to do and perform in the name and on behalf of each such director or officer, or both, as the case may be, each and every act whatsoever that is necessary, appropriate or advisable in connection with any or all of the above-described matters and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED AND ON OCTOBER 5, 2001.

               SIGNATURE                                                 TITLE
               ---------                                                 -----
                  *                                    Chairman, President and Chief Executive Officer
-----------------------------------------              (Principal Executive Officer)
         Archie W. Dunham

                  *                                    Senior Vice President, Finance, and Chief Financial
-----------------------------------------              Officer (Principal Financial Officer)
         Robert W. Goldman

                  *                                    Controller and Principal Accounting Officer
-----------------------------------------
         W. David Welch

                                                       Director
-----------------------------------------
         Kenneth M. Duberstein

                  *                                    Director
-----------------------------------------
         Ruth R. Harkin

                                                       Director
-----------------------------------------
         Charles C. Krulak

                  *                                   Director
------------------------------------------
         Frank A. McPherson

                  *                                   Director
------------------------------------------
         William K. Reilly

                  *                                   Director
------------------------------------------
         William R. Rhodes

                                                      Director
------------------------------------------
         A.R. Sanchez, Jr.

                  *                                   Director
------------------------------------------
         Franklin A. Thomas


*By: /s/ Rick A. Harrington
     -------------------------------------
     Rick A. Harrington, Attorney-in-Fact

         The Plans. Pursuant to the requirements of the Securities Act of 1933, the trustee (or other persons who administer the employee benefit plans) have duly caused this registration statement to be signed on behalf of the Plans by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 5, 2001.

                                   THRIFT PLAN FOR EMPLOYEES OF CONOCO INC.
                                   AND CONOCO INC. SALARY DEFERRAL & SAVINGS
                                   RESTORATION PLAN
                                   (Plans)

                                   By:      /s/ Thomas C. Knudson
                                            ------------------------------------
                                            Thomas C. Knudson
                                            Vice President, Human Resources of
                                            Conoco Inc.